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                                                                   Exhibit 99.10


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Investor Press Release
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FOR IMMEDIATE RELEASE                     FOR MORE INFORMATION CONTACT:
12/17/99                                  Lisa Ciota, Investors 630-623-5927
                                          Anna Rozenich, Media 630-623-7316


                             MCDONALD'S ANNOUNCES
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                      DIRECT STOCK PURCHASE PLAN CHANGES
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OAK BROOK, IL -- McDonald's is pleased to announce that it is making certain changes to its direct stock purchase plan -- MCDirect Shares. These changes, effective on January 1, 2000, will make it more convenient for investors to begin and build their McDonald's share ownership. Interested investors can obtain MCDirect Shares materials, including an overview of the Plan changes, a complete prospectus and an enrollment form by visiting McDonald's website at www.mcdonalds.com/corporate/investor or by calling 1-800-228-9623.
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     This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The offer is made only by prospectus.

     McDonald's is the largest and best-known food service retailer, with more than 25,000 restaurants serving more than 40 million people a day in 118 countries. On any day, even as the market leader, McDonald's serves less than one percent of the world's population.

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